NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Paul Frenkiel, CFO
(215) 735-4422 ext. 5255

REPUBLIC FIRST BANCORP, INC.
REPORTS 14% INCREASE IN ANNUAL 2006 EARNINGS

Philadelphia, PA, January 18, 2007 - Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported that earnings for 2006 were $10.1 million or $1.04 per diluted share, compared to $8.9 million or $.93* per diluted share, a 14% increase in earnings over the comparable prior year period. Fourth quarter 2006 earnings amounted to $2.5 million compared to $2.6 million in the prior year or $.25 per diluted share, compared to $.27 in the same quarter in 2005. Average loans increased 17% in fourth quarter 2006, offsetting the impact of a reduction in net interest margin to 3.71% in that quarter compared to 4.16% in the prior year. Loan demand continues to be strong, and core deposit growth will be emphasized in 2007, as the primary drivers to increasing income in 2007. The improvement in 2006 earnings reflected the growth in loan volume. Average loans grew in excess of 21% for full year 2006 compared to 2005.

Management believes that overall credit quality continues to be strong. Total non-performing loans were $6.9 million at December 31, 2006, a reduction of $3.1 million or 30.6%, from the balance at September 30, 2006. The reduction was due to a combination of payoffs and a return of loans to full accrual status in the fourth quarter of 2006.

Harry Madonna, Chairman and Chief Executive Officer, stated, “We are very pleased with the continuing improvement in earnings of the Company and at the same time successfully opening two new branches. Earnings growth was due to the significant increase in commercial loans outstanding. We anticipate continued growth in earnings with the addition of at least two new branches each year. We look forward to future earnings in excess of our peer group, and further increasing shareholder value.”

Total shareholders’ equity stood at $74.7 million with a book value per share of $7.87 at December 31, 2006, based on outstanding common shares of approximately 9.5 million. The Company continues to be well capitalized.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its eleven offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, Media, and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

* Per share and book value amounts were restated to reflect the 10% stock dividend paid May 17, 2006.

Republic First Bancorp, Inc.
Condensed Income Statement
(Dollar amounts in thousands
except per share data)
(unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2006	2005 (1)	2006	2005 (1)

Net Interest Income	$8,244	$7,772	$34,066	$29,158
Provision for Loan Losses	(10)	49	1,364	1,186
Non-interest Income	807	808	3,640	3,614
Non-interest Expenses	5,351	4,593	21,017	18,207
Provision for income taxes	1,225	1,342	5,207	4,486
Net Income	$2,485	$2,596	$10,118	$8,893

Diluted EPS	$0.25	$0.27	$1.04	$0.93

Republic First Bancorp, Inc.
Condensed Balance Sheet
(Dollar amounts in thousands)
(unaudited)

	December 31,	December 31,
	2006	2005
Assets
Federal Funds Sold and Other Interest Bearing Cash	$63,673	$86,989
Investment Securities	109,176	44,161
Commercial and Other Loans	799,335	678,086
Allowance for Loan Losses	(8,058)	(7,617)
Other Assets	44,437	49,236

Total Assets	$1,008,563	$850,855

Liabilities and Shareholders' Equity:
Transaction Accounts	$385,950	$381,931
Time Deposit Accounts	368,823	265,912
FHLB Advances and Trust Preferred Securities	165,909	130,053
Other Liabilities	13,170	9,282
Shareholders' Equity	74,711	63,677
Total Liabilities and Shareholders' Equity	$1,008,563	$850,855

(1) EPS has been restated for the 10% stock dividend paid May 17, 2006.

Republic First Bancorp, Inc.
December 31, 2006
(unaudited)

	At or For the			At or For the
	Three Months Ended			Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
Financial Data:	2006	2005		2006	2005

Return on average assets	1.07%	1.32%		1.19%	1.22%

Return on average equity	13.43%	16.60%		14.59%	15.22%

Share information:

Book value per share	$7.87	$6.79	(1)	$7.87	$6.79	(1)

Actual shares outstanding at period end, net of
treasury shares (250,555)	9,496,000	9,379,000	(1)	9,496,000	9,379,000	(1)

Average diluted shares outstanding	9,744,000	9,588,000	(1)	9,721,000	9,577,000	(1)

(1) EPS has been restated for the 10% stock dividend paid May 17, 2006.

Republic First Bancorp, Inc.
December 31, 2006
(Dollars in thousands)
(unaudited)

Credit Quality Ratios:
	December 31	December 31
	2006	2005

Non-accrual and loans accruing,
but past due 90 days or more	$6,916	$3,423

Restructured loans	-	-

Total non-performing loans	6,916	3,423

Other real estate owned	572	137

Total non-performing assets	$7,488	$3,560

Non-performing loans as
a percentage of total loans	0.87%	0.50%

Nonperforming assets as
a percentage of total assets	0.74%	0.42%

Allowance for loan losses
to total loans	1.01%	1.12%

Allowance for loan losses
to total non-performing loans	116.51%	222.52%

Republic First Bancorp, Inc.
December 31, 2006
(Dollars in thousands )
(unaudited)
		Quarter-to-Date
		Average Balance Sheet

	Three months ended			Three months ended
	December 31, 2006			December 31, 2005

			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-Earning Assets:

Commercial and other loans	$770,473	$15,481	7.97%	$658,405	$11,984	7.22%

Investment securities	83,524	1,209	5.79	62,441	622	3.98

Federal funds sold	28,390	391	5.46	20,864	215	4.09

Total interest-earning assets	882,387	17,081	7.68	741,710	12,821	6.86

Other assets	37,410			41,329

Total assets	$919,797	$17,081		$783,039	$12,821

Interest-bearing liabilities:

Interest-bearing deposits	$658,955	$7,502	4.52%	$521,017	$3,912	2.98%

Borrowed funds	94,561	1,335	5.60	101,163	1,137	4.46

Interest-bearing liabilities	753,516	8,837	4.65	622,180	5,049	3.22

Non-interest and
interest-bearing funding	833,141	8,837	4.21	712,829	5,049	2.81

Other liabilities:	13,263			8,183

Total liabilities	846,404			721,012

Shareholders' equity	73,393			62,027

Total liabilities &
shareholders' equity	$919,797			$783,039

Net interest income		$8,244			$7,772

Net interest margin			3.71%			4.16%

Republic First Bancorp, Inc.
December 31, 2006
(Dollars in thousands )
(unaudited)
		Year-to-Date
		Average Balance Sheet

	Twelve months ended			Twelve months ended
	December 31, 2006			December 31, 2005

			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest-Earning Assets:

Commercial and other loans	$728,754	$58,254	7.99%	$602,031	$42,331	7.03%

Investment securities	57,163	3,200	5.60	51,285	1,972	3.85

Federal funds sold	25,884	1,291	4.99	36,587	1,078	2.95

Total interest-earning assets	811,801	62,745	7.73	689,903	45,381	6.58

Other assets	36,985			41,239

Total assets	$848,786	$62,745		$731,142	$45,381

Interest-bearing liabilities:

Interest-bearing deposits	$597,637	$23,783	3.98%	$499,876	$13,147	2.63%

Borrowed funds	88,609	4,896	5.53	75,875	3,076	4.05

Interest-bearing liabilities	686,246	28,679	4.18	575,751	16,223	2.82

Non-interest and
interest-bearing funding	768,479	28,679	3.73	664,453	16,223	2.44

Other liabilities:	10,981			8,242

Total liabilities	779,460			672,695

Shareholders' equity	69,326			58,447

Total liabilities &
shareholders' equity	$848,786			$731,142

Net interest income		$34,066			$29,158

Net interest margin			4.20%			4.23%